UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 7, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

2 Dole Drive, Westlake Village, CA 91362

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Office Lease

On April 7, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into an Office Lease (“Lease”) with RREF II Calabasas Park Center LLC (“Landlord”), pursuant to which the Company agreed to lease from Landlord, and Landlord agreed to lease to the Company, approximately 1,427 square feet of office space located at 23975 Park Sorrento, Calabasas, California 91302 (the “Building”). The Lease is for the Company’s new principal executive offices. The term of the Lease is anticipated to commence on April 14, 2025. Rent is payable beginning in the month of April 2025 in the amount of $6,778.25 per month; beginning in April 2026 monthly rent is $6,978.03; beginning in April 2027 monthly rent is $7,192.08; beginning in April 2028 monthly rent $7,406.13, beginning in April 2027 monthly rent is $7,634.45; and beginning in April 2028 monthly rent is $7,862.77. The Company must also pay 1.40% of the operating expenses of the Building, which include real property taxes, supplies, energy, water, janitorial services, maintenance and repairs, insurance, labor, legal, certain capital improvements and certain other costs and expenses. The Lease shall last for sixty-three (63) months.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, annexed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2025, the Board of Directors of the Company (“Board”) appointed Amir Heshmatpour to the role of President, effective immediately. He will serve as President in addition to his current role as Executive Chairman. In connection with Mr. Heshmatpour’s appointment as the Company’s President, the Company verbally agreed to the following terms of employment while a formal employment agreement is being negotiated. The Company will pay Mr. Heshmatpour $1 a month until his employment agreement is finalized. Mr. Heshmatpour is party to an indemnification agreement with the Company on the Company’s standard form of indemnification agreement entered into with each of its officers and directors.

Amir Heshmatpour, age 56, has served on the Company’s Board since January 2023. Mr. Heshmatpour founded AFH Holding and Advisory LLC (“AFH”) in July 2005. Since July 2005, Mr. Heshmatpour has been the Managing Director of AFH. Mr. Heshmatpour, through AFH, his family office, has been involved in multiple biotech transactions from private to public. From 2018 to 2022, through a special purpose vehicle, Shuttle Pharmaceuticals Holdings Inc. (“SPH”), Mr. Heshmatpour restructured the board of directors, management, and recapitalized an IPO of a Georgetown phase II oncology asset. The SPV was created in 2018 and eventually was successfully listed on NASDAQ in 2022. Since then, he has been involved in NeOnc Technologies Inc., where he has provided strategic advisory services. Mr. Heshmatpour has a certification from the UCLA Anderson School of Business in corporate governance. He is also involved in the UCLA Anderson School of Business Management, Price Center, as a member of the Board of Advisors. In February 2024, Mr. Heshmatpour joined the Board of Directors of Make-A-Wish CVS in Los Angeles.

There is no arrangement or understanding between Mr. Heshmatpour and any other person pursuant to which he was selected as President, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer.

There are several transactions involving Mr. Heshmatpour to be reported pursuant to Item 404(a) of Regulation S-K, as described below.

Letter of Intent – AFH Holdings and Advisory, LLC

On December 19, 2022, NeOnc Technologies, Inc. entered into an engagement agreement with AFH Holdings and Advisory, LLC (“AFH”). Mr. Heshmatpour is the sole member and managing director of AFH and a member of the Company’s Board of Directors. AFH was engaged to assist NeOnc Technologies, Inc. in connection with its intent to effect a public listing. AFH was retained to assist NeOnc Technologies, Inc. with investor presentations and decks, coordinate the retention of an investment banker for an initial public offering, identify legal and accounting professionals to assist in connection with such public offering, identify investor relations/public relations firms, advise on private capital markets activities prior to the initial public offering and coordinate the closing process for the offering, and earned $500,000 during the year ended December 31, 2023. AFH agreed to advance costs of up to $500,000 for such professionals on the Company’s behalf to be to be paid off with proceeds of the short term loan provided to the Company by HCWG LLC. As of December 31, 2023, no amounts were outstanding further to such agreement. NeOnc Technologies, Inc. also agreed to effect a share exchange with the Company, a special purpose entity substantially beneficially owned by Amir Heshmatpour and his affiliates.

On April 7, 2023, NeOnc Technologies, Inc. entered into a Share Exchange Agreement (the “Share Exchange”) with the Company, whereby all of the shareholders of NeOnc Technologies, Inc. exchanged their stock in NeOnc Technologies, Inc. for a total of 10,500,000 shares of common stock in the Company. As a result, all shareholders of NeOnc Technologies, Inc. became shareholders of the Company and NeOnc Technologies, Inc. became a wholly-owned subsidiary of the Company. At the consummation of this transaction, Mr. Heshmatpour, AFH, and their affiliated entities, individuals, or assignees owned an aggregate of 34.4% of the fully diluted issued and outstanding common shares of the Company. For the year ended December 31, 2022, the Company had no operations or assets other than cash paid by its shareholders for their shares ($450 in the aggregate) and liabilities of $50,000 pertaining to an amount owing to Mr. Heshmatpour for a professional retainer paid by him on behalf of the Company.

In addition, NeOnc Technologies, Inc. agreed to retain AFH as an exclusive advisor on all financing and mergers and acquisitions for a period of two (2) years from the closing of a public offering. Further to the advisory arrangement, AFH shall be paid in cash an aggregate fee in an amount equal to 2% of the post-money valuation of the Company immediately after the consummation of the direct listing.

On July 12, 2024, the Company amended the AFH advisory agreement section to allow for an upfront payment on the listing date of $2,500,000 and the remining amount of the 2% fee to be paid in equal monthly installments for one year. AFH was paid a fee of $500,000 for the amendment. Mr. Heshmatpour was paid $2,500,000 following the direct listing.

Short-term loans

In April 2023, the Company entered into a non-interest bearing, non-convertible promissory note with HCWG LLC. HCWG LLC is owned 31.25% by Mr. Heshmatpour, 18.75% by Dr. Thomas Chen, 18.75% by Dr. Alan Chiang (a former director), 15.625% by Patrick Walters and 15.625% by The Hilkiah Group LLC (an entity wholly-owned by Keithly Garnett, the Chief Financial Officer). Borrowings under the Bridge Loan carry a 50% (or 1 times cash amounts borrowed) original issue discount (“OID”) on principal and through subsequent amendments the maximum cash borrowing was increased to $10,000,000 at December 31, 2023. The outstanding amounts under this Bridge Loan are payable at the earlier of the date of the initial public offering or December 4, 2024 (the “Maturity Date”).

Through December 31, 2024 and 2023, the Company had received under the Bridge Loan an aggregate of 7,337,408 and $5,968,987, respectively. The OID was recognized ratably over the term of each draw-down under the Bridge Loan through the Maturity Date unless settled earlier, at which point the accretion is accelerated. Accretion of the OID for the year ended December 31, 2024 and 2023, amounted to $2,557,055 and 2,721,747, respectively, and are included in interest expense in the accompanying consolidated statement of operations. Summary of the bridge loan activity for the years ended December 31, 2024 and 2023, respectively, is as follows:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Bridge loan roll-forward
Principal outstanding	$9,802,697	$-

Borrowings	1,368,422	5,968,987
OID	1,368,422	5,968,987
Repayments	(791,077)	(2,135,277)
Total principal outstanding before conversion	11,748,464	9,802,697
Conversion to common stock	(11,748,464)	-
Principal; outstanding	$-	$9,802,697

For the year ended December 31, 2023
Bridge loan

Principal Outstanding	$9,802,697
Less: Unrecognized OID	(3,247,240)
Total:	$6,555,457

On June 14, 2024, the Company reached an agreement with HCWG to convert the outstanding principal and interest on the Bridge Loan totaling $11,748,464 to 979,039 shares of common stock at $12 per share. The fair value of the common stock issued for the conversions was valued based upon the pricing from a recent financing round which was $12 a share. The difference between the carrying value of the debt as of the date of the extinguishment of $9,678,541 and the fair value of the shares issued to settle to the debt as of the date of the extinguishment of $11,748,464 is recorded as a loss on extinguishment of Bridge Loan in the accompanying consolidated statement of operations in the amount of $2,069,923. As a result of this conversion, the Bridge Loan was terminated and is no longer available to us for borrowing.

Advances – Executive Chairman of the Board

In February 2025, Mr. Heshmatpour advanced the Company approximately $300,000. The advances carry a 50% (or 1 times amounts borrowed) original issue discount (“OID”) on the principal. In the event of default, interest is payable at on any unpaid balance at a rate of 10% per annum. Mr. Heshmatpour is to receive a total of $600,000 upon repayment of such advances, including OID, absent default. The Company shall pay the Executive Chairman the entire unpaid principal balance on the earlier of one year following the date of the effective date of the agreement or the date of the direct listing on the Nasdaq Global Market. The Company paid Mr. Heshmatpour the unpaid principal balance following the Company’s direct listing.

Stock-Based Compensation

In January 2024, 1,000,000 restricted stock units were granted to Amir Heshmatpour. The forgoing restricted stock units will vest one hundred percent (100%) seven months following March 25, 2025. In October 2024, 200,000 restricted stock units were granted to Amir Heshmatpour. The forgoing restricted stock units will vest one hundred percent (100%) seven months following March 25, 2025.

Line of Credit Agreement

On October 11, 2024, the Company entered into a Line of Credit Agreement with HCWG for borrowings of up to $10.0 million. Borrowings under the Line of Credit Agreement bear interest at 10.0% per annum with interest payments due on the first business day of each calendar month, with unpaid principal due by October 12, 2027. In connection therewith, the Company issued HCWG a five-year warrant to purchase up to 312,500 shares of its common stock at a per share exercise price of $12.00. The interest rate increases to 14% if the Line of Credit Agreement is extended. In April 2025, following the cashless exercise of the warrant, 164,500 shares of Company common stock were issued to HCWG.

Item 7.01.	Regulation FD Disclosure.

On April 10, 2025, the Company issued a press release regarding Mr. Heshmatpour’s appointment to President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Office Lease, dated April 7, 2025, by and between the Company and RREF II Calabasas Park Center LLC
99.1	Press Release dated April 10, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Dr. Thomas Chen
	Name:	Dr. Thomas Chen
	Title:	Chief Executive Officer